UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report October 28, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Office Depot, Inc made an internal announcement on October 25, 2004, of its plans to convert to a virtual call center environment and to consolidate certain call center and account management operations in the United States, affecting approximately 900 people in eight call centers and offices in California, Connecticut, Georgia, Kansas, Ohio and Texas. Over the course of the next eleven months, the Company expects to incur expenditures associated with the plan, including severance, facility exit costs, and associated costs, of approximately $12.9 million. When completed, the plan is expected to result in consolidating eight call center functions in favor of a predominately virtual call center environment. Three facilities are expected to close. This plan is estimated to generate $15 million of annualized operating cost savings. The Company is continuing to review its cost structure in other operating units and corporate functions.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

(a)	The date of commitment to the rationalization of the Company’s call center and account management operations is October 25, 2004. The actions to be taken are briefly described as follows: Over an eleven-month period, the Company will consolidate eight inbound telemarketing call centers and three outbound account management locations and will utilize the services of one or more third-party firms that offer a virtual call center environment for most of the Company’s call center services. A large number of existing employees of the Company are expected to be offered positions with these companies and the opportunity to work from home in a virtual call center environment. In addition, a portion of the call center and account management activities will be consolidated into two existing Company call center facilities located in Boca Raton, Florida and in Norcross, Georgia. The expected completion date of the conversion to a virtual call center environment and the consolidation of call center and account management operations into existing Office Depot facilities is approximately the end of September 2005.

(b)	In connection with this action, the Company’s Business Services Group segment expects to incur expenses over the eleven-month total duration of this activity as follows (in millions):

		Period recognized
Cost type	Total	2004	2005
Termination benefits	$3.6	$1.1	$2.5
Contract termination costs	1.4	—	1.4
Other associated costs (including	7.9	2.0	5.9
asset write-downs ($4.1), training
and transition ($2.9) and other ($0.9))	—	—	—
Total	$12.9	$3.1	$9.8

(c)	The Company estimates these charges will result in future cash expenditures of $8.8 million. As the Company implements these plans, the costs and benefits may change in amount and timing.

The information in this report is furnished pursuant to Item 2.02 of Form 8-K as an update of previous forward-looking earnings guidance and Item 2.05 of Form 8-K to provide information on certain exit or disposal activities. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended, unless specifically incorporated by reference in a future filing under the Exchange Act.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this filing on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 26, 2004 and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: October 28, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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